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                                                                      EXHIBIT 21


                                  SUBSIDIARIES




                     NORTH ATLANTIC OPERATING COMPANY, INC.
                      NATIONAL TOBACCO FINANCE CORPORATION
                         NATIONAL TOBACCO COMPANY, L.P.